EXHIBIT 99.1

News Release

Contacts:

Media:	INVESTORS/ANALYSTS:

Greg Gable	Rich Fowler
Charles Schwab	Charles Schwab
Phone: 415-667-0473	Phone: 415-667-1841

SCHWAB REPORTS SECOND QUARTER RESULTS

Sustained Strength in Client Fundamentals Drives Significant Sequential Growth in Revenues and Earnings

SAN FRANCISCO, July 16, 2010 – The Charles Schwab Corporation announced today that its net income was $205 million for the second quarter of 2010, flat to the second quarter of 2009 and up from $6 million for the first quarter of 2010. For the six months ended June 30, 2010, the company’s net income was $211 million, down 50% from the year-earlier period. Schwab’s first quarter and year-to-date 2010 results include charges totaling $120 million after-tax relating to the settlement of a civil class action lawsuit involving the Schwab YieldPlus Fund® (the “Bond Fund”).

Chairman Charles Schwab said, “As we expected, our financial performance rebounded strongly in the second quarter – the company’s revenues were up $102 million, or 10%, from the prior quarter, and ongoing expense discipline helped lift our pre-tax profit margin back over 30%. The economy is starting to find its footing, and short term interest rates have either stabilized or improved. In addition, despite ongoing equity market volatility, valuations continue to reflect a recovery from the lows of the financial crisis. Our focus on building stronger client relationships has not wavered, and we believe that today, more than ever, investors are well served by the kinds of products, services and financial guidance we provide. We’re optimistic that all these factors will help us improve on our second quarter financial performance during the remainder of 2010.”

	Three Months Ended —June 30,—		% Change	Six Months Ended —June 30,—		% Change
Financial Highlights	2010	2009		2010	2009
Net revenues (in millions)	$1,080	$1,085	—	$2,058	$2,196	(6%)
Net income (in millions)	$205	$205	—	$211	$423	(50%)
Diluted earnings per share	$.17	$.18	(6%)	$.18	$.36	(50%)
Pre-tax profit margin	31.3%	30.9%		17.1%	31.4%
Return on stockholders’ equity (annualized)	14%	18%		8%	20%

CEO Walt Bettinger said, “True to our strategy of focusing on client needs, we’ve kept up the pace of our investments in expanded and improved products, services and value. During the second quarter we launched a program with J.P. Morgan to provide improved access to fixed-income securities and research. We also reduced the management fees on our proprietary ETFs so that clients can utilize their unique combination of professional management, diversification and transparent pricing with both the lowest expense ratios in the industry and commission-free online trading. We continue to make significant investments in an enhanced platform for actively trading clients, new mobile applications for banking and brokerage, a major rebuild of our platform that serves investment advisors, and expanded global research and equity trading capabilities.”

“Our sustained focus on meeting the needs of investors and the advisors who serve them remains the right path for our clients and the company, as reflected in the continued strength of our client metrics,” Mr. Bettinger continued. “Net new assets totaled $14 billion in the second quarter (excluding outflows relating to a single Mutual Fund Clearing client who completed a planned transfer to an internal platform). Total client assets equaled $1.36 trillion at month-end June 2010, up 11% year-over-year. New brokerage accounts totaled 206,000, up 5% from the second quarter of 2009, and we ended the quarter with 7.9 million active brokerage accounts, up 4% from last June, as well as 803,000 banking accounts, a 35% increase. As a result of new corporate client additions, we continue to serve approximately 1.5 million retirement plan participants despite significant employee reductions at many client companies.”

CFO Joe Martinetto commented, “Short-term interest rates rose a bit further between the first and second quarters, which, along with continuing solid growth performance in our credit portfolios, helped our net interest margin increase from 183 to 201 basis points. This improvement in net interest margin, along with higher levels of interest-bearing assets driven by continued growth in our client base, helped net interest income rise for the third consecutive quarter to $382 million. Higher short-term rates also helped reduce fee waivers on our money market funds to $113 million, and asset management and administration fees rose for the first time in eight quarters, reaching $437 million. We also reported a sequential increase in trading revenue for the second quarter of 2010, driven by the surge in client activity during May. Overall, our second quarter revenues were at their highest level in a year and represent the first sequential increase since the fourth quarter of 2008. Our second quarter spending was consistent with our 2010 plan, and we were able to achieve a 31.3% pre-tax profit margin. Solid results, to be sure, yet we see them primarily as a starting point - even if interest rates and equity market valuations just hold their ground in coming months, we are well positioned to turn our expanding client base into higher revenues and earnings while continuing to balance current profitability with investing for future growth.”

Business highlights for the second quarter (data as of quarter-end unless otherwise noted):

Investor Services

•	Net new accounts for the quarter totaled approximately 40,000, down 24% year-over-year. Total accounts reached 5.5 million as of June 30, 2010 up 3% year-over-year.

Institutional Services

Advisor Services

•	Launched Schwab Advisor University™, an interactive online training program to help registered investment advisors improve operational productivity and performance.

Other Institutional Services

•	The Charles Schwab collective trust funds, designed specifically for retirement plan sponsors and participants, surpassed $10 billion in assets under management.

Products and Infrastructure

•	For Charles Schwab Bank:

•	Balance sheet assets = $49.8 billion, up 46% year-over-year.

•	Outstanding mortgage and home equity loans = $7.4 billion, up 17% year-over-year.

•	First mortgage originations during the quarter = $653 million.

•	Schwab Bank High Yield Investor Checking® accounts = 469,000, with $8.9 billion in balances.

•

Announced an agreement with J.P. Morgan to provide Schwab clients access to J.P. Morgan’s fixed income offerings, including new-issue and secondary municipal bonds, corporate debt securities and non-convertible preferred securities. Schwab clients also have access to J.P. Morgan’s award-winning research covering fixed income markets and the economy.

•	Reduced the operating expense ratios on six proprietary ETFs to industry lows in their respective categories.

•	Month-end June total assets under management in Schwab ETFs™ = $1.2 billion. Total assets in Schwab Managed Portfolios-ETFs = $1.1 billion.

•	Client assets enrolled in the four PIMCO Municipal Bond Ladder SMA strategies introduced in March reached $276 million.

•	Named “best broker” in two categories – research and mutual funds / investment products – by SmartMoney, The Wall Street Journal magazine, in their 2010 Annual Broker Survey.

Supporting schedules are either attached or located at: [http://www.aboutschwab.com/media/xls/q2 2010 schedule.xls]

This press release contains forward looking statements relating to the company’s financial performance in 2010 that reflect management’s current expectations. Achievement of these expectations is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations. Important factors that may cause such differences include, but are not limited to, general market conditions, including the level of interest rates, equity valuations and trading activity; the company’s ability to attract and retain clients and grow client assets/relationships; the impact of changes in market conditions on money market fund fee waivers, revenue, expenses and pre-tax margins; competitive pressures on rates and fees; the level of client assets, including cash balances; unanticipated adverse developments in litigation or regulatory matters and the extent of any charges associated with legal matters, including the outcome of ongoing discussions with state and federal regulators and FINRA regarding the Bond Fund; the unknown costs of complying with new regulations emerging from recent financial reform legislation; and other factors set forth in the company’s Form 10-Q for the period ending March 31, 2010.

About Charles Schwab

The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with more than 300 offices and 7.9 million client brokerage accounts, 1.5 million corporate retirement plan participants, 803,000 banking accounts, and $1.36 trillion in client assets. Through its operating subsidiaries, the company provides a full range of securities brokerage, banking, money management and financial advisory services to individual investors and independent investment advisors. Named Highest in Investor Satisfaction by J.D. Power and Associates, its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, http://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through its Advisor Services division. Its banking subsidiary, Charles Schwab Bank (member FDIC and an Equal Housing Lender), provides banking and mortgage services and products. More information is available at www.schwab.com.

###

THE CHARLES SCHWAB CORPORATION

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net Revenues
Asset management and administration fees	$437	$486	$857	$988

Interest revenue	428	361	819	707
Interest expense	(46)	(59)	(111)	(99)

Net interest revenue	382	302	708	608

Trading revenue	233	272	442	531
Other	36	38	67	96
Net impairment losses on securities (1)	(8)	(13)	(16)	(27)

Total net revenues	1,080	1,085	2,058	2,196

Expenses Excluding Interest
Compensation and benefits	393	377	795	802
Professional services	84	64	164	124
Occupancy and equipment	68	97	136	178
Advertising and market development	43	49	105	107
Communications	53	54	105	107
Depreciation and amortization	36	41	73	83
Class action litigation reserve	—	—	196	—
Other	65	68	133	105

Total expenses excluding interest	742	750	1,707	1,506

Income before taxes on income	338	335	351	690
Taxes on income	(133)	(130)	(140)	(267)

Net Income	$205	$205	$211	$423

Weighted-Average Common Shares Outstanding — Diluted	1,195	1,160	1,191	1,158

Earnings Per Share — Basic	$.17	$.18	$.18	$.37
Earnings Per Share — Diluted	$.17	$.18	$.18	$.36

(1)

Net impairment losses on securities include total other-than-temporary impairment losses of $13 and $37, net of $5 and $24 recognized in other comprehensive income, for the three months ended June 30, 2010 and 2009, respectively. Net impairment losses on securities include total other-than-temporary impairment losses of $41 and $187, net of $25 and $160 recognized in other comprehensive income, for the six months ended June 30, 2010 and 2009, respectively.

See Notes to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

THE CHARLES SCHWAB CORPORATION

Financial and Operating Highlights

(Unaudited)

	Q2-10 % change		2010		2009
(In millions, except per share amounts and as noted)	vs. Q2-09	vs. Q1-10	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Net Revenues
Asset management and administration fees	(10%)	4%	$437	$420	$436	$451	$486
Net interest revenue	26%	17%	382	326	305	294	302
Trading revenue	(14%)	11%	233	209	224	241	272
Other	(5%)	16%	36	31	43	36	38
Net impairment losses on securities	(38%)	—	(8)	(8)	(22)	(11)	(13)

Total net revenues	—	10%	1,080	978	986	1,011	1,085

Expenses Excluding Interest
Compensation and benefits	4%	(2%)	393	402	371	371	377
Professional services	31%	5%	84	80	81	70	64
Occupancy and equipment	(30%)	—	68	68	73	67	97
Advertising and market development	(12%)	(31%)	43	62	50	34	49
Communications	(2%)	2%	53	52	51	48	54
Depreciation and amortization	(12%)	(3%)	36	37	38	38	41
Class action litigation reserve (1)	—	N/M	—	196	—	—	—
Other	(4%)	(4%)	65	68	56	63	68

Total expenses excluding interest	(1%)	(23%)	742	965	720	691	750

Income before taxes on income	1%	N/M	338	13	266	320	335
Taxes on income	2%	N/M	(133)	(7)	(102)	(120)	(130)

Net Income	—	N/M	$205	$6	$164	$200	$205

Basic earnings per share	(6%)	100%	$.17	$—	$.14	$.17	$.18
Diluted earnings per share	(6%)	100%	$.17	$—	$.14	$.17	$.18
Dividends declared per common share	—	—	$.06	$.06	$.06	$.06	$.06
Weighted-average common shares outstanding – diluted	3%	1%	1,195	1,188	1,163	1,163	1,160

Performance Measures
Pre-tax profit margin			31.3%	1.3%	27.0%	31.7%	30.9%
Return on stockholders’ equity (annualized)			14%	—	13%	17%	18%

Financial Condition (at quarter end, in billions)
Cash and investments segregated	22%	(3%)	$18.9	$19.5	$18.4	$17.4	$15.5
Receivables from brokerage clients	29%	10%	$9.9	$9.0	$8.6	$7.9	$7.7
Loans to banking clients	20%	3%	$7.8	$7.6	$7.3	$6.9	$6.5
Total assets	32%	5%	$82.3	$78.3	$75.4	$68.0	$62.3
Deposits from banking clients	45%	9%	$45.9	$42.1	$38.8	$35.5	$31.7
Payables to brokerage clients	22%	—	$26.4	$26.4	$26.2	$23.4	$21.6
Long-term debt (2)	(19%)	—	$1.3	$1.3	$1.5	$1.5	$1.6
Stockholders’ equity	28%	4%	$5.9	$5.7	$5.1	$4.9	$4.6

Other
Full-time equivalent employees (at quarter end, in thousands)	3%	(1%)	12.5	12.6	12.4	12.2	12.1
Annualized net revenues per average full-time equivalent employee (in thousands)	(4%)	11%	$343	$310	$321	$331	$356
Capital expenditures—cash purchases of equipment, office facilities, and property, net (in millions)	(39%)	4%	$25	$24	$32	$35	$41

Asset Management and Administration Fees
Asset management and administration fees before money market mutual fund fee waivers	7%	1%	$550	$545	$546	$529	$516
Money market mutual fund fee waivers	N/M	(10%)	(113)	(125)	(110)	(78)	(30)

Asset management and administration fees	(10%)	4%	$437	$420	$436	$451	$486

Clients’ Daily Average Trades (in thousands)
Revenue trades (3)	1%	10%	302.9	275.7	266.3	273.7	301.2
Asset-based trades (4)	(5%)	1%	46.1	45.6	41.5	44.8	48.5
Other trades (5)	8%	(7%)	87.6	94.2	80.6	80.7	81.1

Total	1%	5%	436.6	415.5	388.4	399.2	430.8

Average Revenue Per Revenue Trade (3)	(12%)	(4%)	$12.15	$12.60	$13.59	$13.93	$13.84

(1)	In the first quarter of 2010, the Company recognized a class action litigation reserve of $196 million relating to the Schwab YieldPlus Fund®.

(2)	In the second quarter of 2009, the Company issued $750 million of Senior Notes that mature in 2014.

(3)	Includes all client trades that generate either commission revenue or revenue from principal markups (i.e., fixed income); also known as DART.

(4)	Includes eligible trades executed by clients who participate in one or more of the Company’s asset-based pricing relationships.

(5)	Includes all commission free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

N/M Not meaningful.

See Notes to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

THE CHARLES SCHWAB CORPORATION

Net Interest Revenue Information

(In millions)

(Unaudited)

	Three Months Ended June 30,						Six Months Ended June 30,
	2010			2009			2010			2009
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets:
Cash and cash equivalents	$7,226	$5	0.28%	$8,462	$10	0.47%	$7,636	$10	0.26%	$6,996	$20	0.58%
Cash and investments segregated	19,007	14	0.30%	16,287	22	0.54%	18,924	25	0.27%	15,424	51	0.67%
Broker-related receivables (1)	341	—	0.10%	329	—	0.17%	302	—	—	341	—	0.27%
Receivables from brokerage clients	8,917	111	4.99%	6,262	82	5.25%	8,501	211	5.01%	6,178	165	5.39%
Other securities owned (2)	46	—	0.51%	—	—	—	148	—	0.45%	—	—	—
Securities available for sale (3)	23,615	124	2.11%	17,056	128	3.01%	23,177	252	2.19%	16,368	262	3.23%
Securities held to maturity	9,168	86	3.76%	986	10	4.07%	7,795	145	3.75%	716	15	4.22%
Loans to banking clients	7,785	68	3.50%	6,470	59	3.66%	7,675	135	3.55%	6,346	116	3.69%
Loans held for sale	51	1	5.00%	148	2	5.42%	68	2	4.91%	147	4	5.49%

Total interest-earning assets	76,156	409	2.15%	56,000	313	2.24%	74,226	780	2.12%	52,516	633	2.43%

Other interest revenue		19			48			39			74

Total interest-earning assets	$76,156	$428	2.25%	$56,000	$361	2.58%	$74,226	$819	2.22%	$52,516	$707	2.71%

Funding sources:
Deposits from banking clients	$43,076	$25	0.23%	$29,423	$26	0.35%	$41,651	$56	0.27%	$26,994	$41	0.31%
Payables to brokerage clients	22,168	1	0.02%	17,459	1	0.02%	21,708	1	0.01%	16,843	2	0.02%
Long-term debt	1,309	19	5.82%	1,028	15	5.85%	1,375	39	5.72%	932	29	6.27%

Total interest-bearing liabilities	66,553	45	0.27%	47,910	42	0.35%	64,734	96	0.30%	44,769	72	0.32%

Non-interest-bearing funding sources	9,603			8,090			9,492			7,747
Provision for credit losses		1			17			15			26
Other interest expense		—			—			—			1

Total funding sources	$76,156	$46	0.24%	$56,000	$59	0.42%	$74,226	$111	0.30%	$52,516	$99	0.38%

Net interest revenue		$382	2.01%		$302	2.16%		$708	1.92%		$608	2.33%

(1)	Includes receivables from brokers, dealers, and clearing organizations. Interest revenue on broker-related receivables was less than $500,000 in the second quarters and first halves of 2010 and 2009.

(2)	Interest revenue on other securities owned was less than $500,000 in the second quarter and first half of 2010.

(3)	Amounts have been calculated based on amortized cost.

See Notes to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

Notes to Consolidated Statements of Income, Financial and Operating Highlights,

and Net Interest Revenue Information

(Unaudited)

The Company

The consolidated statements of income, financial and operating highlights, and net interest revenue information include The Charles Schwab Corporation (CSC) and its majority-owned subsidiaries (collectively referred to as the Company), including Charles Schwab & Co., Inc. and Charles Schwab Bank. Certain prior year amounts have been reclassified to conform to the 2010 presentation. The consolidated statements of income, financial and operating highlights, and net interest revenue information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

**********

THE CHARLES SCHWAB CORPORATION

Growth in Client Assets and Accounts

(Unaudited)

	Q2-10 % change		2010		2009
(In billions, at quarter end, except as noted)	vs. Q2-09	vs. Q1-10	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Assets in client accounts
Schwab One®, other cash equivalents and deposits from banking clients	35%	6%	$72.4	$68.0	$65.1	$59.3	$53.6
Proprietary funds (Schwab Funds® and Laudus Funds®):
Money market funds	(18%)	(5%)	156.2	164.1	171.2	178.7	191.4
Equity and bond funds	11%	(10%)	39.2	43.5	41.6	40.0	35.2

Total proprietary funds	(14%)	(6%)	195.4	207.6	212.8	218.7	226.6

Mutual Fund Marketplace® (1)
Mutual Fund OneSource® (2)	37%	(5%)	177.2	187.4	175.0	162.8	129.2
Mutual fund clearing services	(52%)	(66%)	29.3	86.0	81.8	74.4	61.6
Other third-party mutual funds(2)	23%	(3%)	249.9	258.7	243.8	230.4	203.5

Total Mutual Fund Marketplace	16%	(14%)	456.4	532.1	500.6	467.6	394.3

Total mutual fund assets	5%	(12%)	651.8	739.7	713.4	686.3	620.9

Equity and other securities (1)	22%	(9%)	474.2	522.2	485.0	456.3	388.6
Fixed income securities	2%	2%	172.2	169.5	167.0	169.0	168.2
Margin loans outstanding	30%	10%	(9.1)	(8.3)	(7.9)	(7.3)	(7.0)

Total client assets	11%	(9%)	$1,361.5	$1,491.1	$1,422.6	$1,363.6	$1,224.3

Client assets by business
Investor Services	10%	(6%)	$568.7	$606.4	$583.2	$564.8	$515.0
Advisor Services	18%	(4%)	596.7	624.0	590.4	564.2	505.4
Other Institutional Services	(4%)	(25%)	196.1	260.7	249.0	234.6	203.9

Total client assets by business	11%	(9%)	$1,361.5	$1,491.1	$1,422.6	$1,363.6	$1,224.3

Net growth in assets in client accounts (for the quarter ended)
Net new assets
Investor Services	(65%)	(70%)	$1.3	$4.4	$3.1	$2.3	$3.7
Advisor Services	32%	(31%)	10.2	14.7	12.9	11.1	7.7
Other Institutional Services (3)	N/M	N/M	(49.0)	4.2	8.8	6.5	5.9

Total net new assets	N/M	N/M	(37.5)	23.3	24.8	19.9	17.3

Net market (losses) gains	N/M	N/M	(92.1)	45.2	34.2	119.4	107.3

Net (decline) growth	N/M	N/M	$(129.6)	$68.5	$59.0	$139.3	$124.6

New brokerage accounts (in thousands, for the quarter ended)	5%	(10%)	206	230	202	181	197
Clients (in thousands)
Active Brokerage Accounts	4%	1%	7,883	7,805	7,701	7,620	7,556
Banking Accounts	35%	5%	803	768	722	667	593
Corporate Retirement Plan Participants	(2%)	—	1,467	1,469	1,465	1,471	1,495

(1)	Excludes all proprietary money market, equity, and bond funds.

(2)	Certain client assets at December 31 and September 30, 2009, have been reclassified from Mutual Fund OneSource® to other third-party mutual funds.

(3)	Includes net outflows of $51.5 billion in the second quarter of 2010 related to the planned deconversion of a mutual fund clearing services client.

N/M	Not meaningful.

The Charles Schwab Corporation Monthly Market Activity Report For June 2010

	2009 Jun	Jul	Aug	Sep	Oct	Nov	Dec	2010 Jan	Feb	Mar	Apr	May		% change
													Jun	Mo.	Yr.
Change in Client Assets (in billions of dollars)
Net New Assets (1)	6.5	5.6	8.5	5.8	8.6	6.0	10.2	6.0	7.9	9.4	3.8	(24.8)	(16.5)	N/M	N/M
Net Market (Losses) Gains	(2.3)	56.0	23.9	39.5	(22.4)	41.6	15.0	(27.9)	23.7	49.4	16.9	(74.5)	(34.5)

Total Client Assets (at month end, in billions of dollars)	1,224.3	1,285.9	1,318.3	1,363.6	1,349.8	1,397.4	1,422.6	1,400.7	1,432.3	1,491.1	1,511.8	1,412.5	1,361.5	(4%)	11%

New Brokerage Accounts (in thousands)	60	58	61	62	63	59	80	75	66	89	89	59	58	(2%)	(3%)

Clients (at month end, in thousands)
Active Brokerage Accounts	7,556	7,573	7,597	7,620	7,642	7,664	7,701	7,734	7,760	7,805	7,852	7,869	7,883	—	4%
Banking Accounts	593	619	646	667	687	706	722	739	753	768	783	794	803	1%	35%
Corporate Retirement Plan Participants	1,495	1,488	1,477	1,471	1,452	1,461	1,465	1,467	1,467	1,469	1,467	1,462	1,467	—	(2%)

Clients’ Daily Average Trades (2) (in thousands)	398.4	370.0	411.3	417.6	421.8	375.3	366.0	465.3	394.8	391.3	439.9	512.7	364.4	(29%)	(9%)

Market Indices (at month end)
Dow Jones Industrial Average	8,447	9,172	9,496	9,712	9,713	10,345	10,428	10,067	10,325	10,857	11,009	10,137	9,774	(4%)	16%
Nasdaq Composite	1,835	1,979	2,009	2,122	2,045	2,145	2,269	2,147	2,238	2,398	2,461	2,257	2,109	(7%)	15%
Standard & Poor’s 500	919	987	1,021	1,057	1,036	1,096	1,115	1,074	1,104	1,169	1,187	1,089	1,031	(5%)	12%

Daily Average Market Share Volume (in millions)
NYSE	1,310	1,159	1,211	1,376	1,304	1,108	1,099	1,162	1,145	1,052	1,216	1,678	1,378	(18%)	5%
Nasdaq	2,465	2,192	2,143	2,399	2,326	1,987	1,825	2,443	2,255	2,334	2,540	2,849	2,251	(21%)	(9%)

Total	3,775	3,351	3,354	3,775	3,630	3,095	2,924	3,605	3,400	3,386	3,756	4,527	3,629	(20%)	(4%)

Mutual Fund Net Buys (Sells) (3) (in millions of dollars)
Large Capitalization Stock	97.0	128.7	(61.5)	(352.9)	(283.7)	(465.8)	(345.0)	(14.0)	(344.7)	74.4	233.7	(515.0)	(322.5)
Small / Mid Capitalization Stock	344.8	330.3	614.9	266.6	(67.1)	(153.9)	(51.5)	238.3	132.8	416.3	465.3	(273.1)	(122.0)
International	683.2	647.9	592.7	294.6	447.1	446.4	225.9	621.2	352.5	565.3	552.5	(1,118.6)	107.2
Specialized	221.5	258.5	207.2	192.8	272.0	133.5	51.4	86.1	198.4	17.4	143.2	(74.8)	42.4
Hybrid	336.9	326.1	454.7	545.5	429.4	615.0	775.1	1,037.5	779.3	1,096.6	767.0	203.0	495.2
Taxable Bond	2,284.8	2,842.2	3,361.7	3,958.7	3,336.2	2,820.2	1,771.6	2,262.2	1,654.9	2,786.5	1,777.5	863.1	1,848.4
Tax-Free Bond	520.9	700.5	882.9	893.6	478.3	480.5	473.4	356.0	325.3	331.9	157.3	114.3	8.6
Money Market Funds	(5,522.6)	(3,553.7)	(4,240.1)	(4,938.0)	(3,397.1)	(1,863.5)	(2,204.7)	(1,907.1)	(756.7)	(4,481.4)	(5,372.7)	1,565.1	(4,139.0)

(1)	June 2010 and May 2010 include net outflows of $22.0 billion and $29.5 billion, respectively, from the planned deconversion of a mutual fund clearing services client.

(2)

Includes revenue trades from commissions or principal mark-ups, trades by clients in asset-based pricing relationships and all commission-free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

(3)	Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers.

N/M Not Meaningful.